Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2023 RESULTS;
QUARTERLY DIVIDEND OF $0.76 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2023	Q3 2022	Q3 2023	Q3 2022	YTD 2023	YTD 2022	YTD 2023	YTD 2022
Net Revenues ($ mm)	$570.2	$576.9	$576.1	$583.2	$1,641.8	$1,930.7	$1,659.0	$1,948.9
Operating Income ($ mm)	$76.8	$130.4	$82.7	$136.6	$241.4	$485.9	$261.6	$504.7
Net Income Attributable to Evercore Inc. ($ mm)	$52.1	$82.4	$55.5	$95.2	$172.7	$336.1	$189.1	$376.3
Diluted Earnings Per Share	$1.30	$2.03	$1.30	$2.20	$4.33	$8.18	$4.43	$8.52
Compensation Ratio	68.7%	61.7%	68.0%	61.0%	66.8%	60.8%	66.1%	60.3%
Operating Margin	13.5%	22.6%	14.4%	23.4%	14.7%	25.2%	15.8%	25.9%
Effective Tax Rate	25.1%	30.8%	27.6%	27.4%	21.5%	23.2%	22.5%	22.8%

Business and Financial Highlights	■
Third Quarter and Year-to-Date Net Revenues were $570.2 million and $1.6 billion, respectively, on a U.S. GAAP basis and $576.1 million and $1.7 billion, respectively, on an Adjusted basis. Year-to-Date 2023 Net Revenues decreased 15% on both a U.S. GAAP and an Adjusted basis versus 2022

	■	Most recently, Evercore advised Chevron on its $60 billion acquisition of Hess

	■	In the third quarter, Evercore advised WestRock on its $20 billion merger with Smurfit Kappa and Danaher on its spin-off of Veralto

	■	Evercore continued to participate in several notable underwriting transactions including active bookrunner on the second largest biotech IPO year-to-date, RayzeBio's upsized $358 million offering

	■	Our Private Capital Advisory and Fundraising business was resilient as continuation fund activity continues to strengthen

	■	Evercore ISI achieved Institutional Investors All-America Equity Research #1 rank on a weighted basis for the second year in a row with the most #1 ranked analysts on Wall Street for the first time

Talent	■	Of the 11 Advisory Senior Managing Directors that committed to Evercore year-to-date, five have started since our last earnings announcement

	■	Carolyn Crooks joined in our Financial Sponsors Group, Seth Bergstein and Nick Pomponi joined our Technology practice, Laurence Hainault joined our European Communications business, and Michael Tarulli joined our Industrials practice

Capital Return	■	Quarterly dividend of $0.76 per share

	■	Returned $490.4 million to shareholders during the first nine months of 2023 through dividends and repurchases of 3.0 million shares at an average price of $128.97

NEW YORK, October 25, 2023 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2023.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We are encouraged by some of the positive leading indicators we see both internally and in the market. And while the normalization of market activity will continue to take time, we remain focused on serving our clients and building for the long term."

Roger C. Altman, Founder and Senior Chairman, "Evercore just completed the largest, external hiring surge, at the SMD level, in the Firm’s history. And, this came on top of aggressive hiring in each recent year, which means that our productive capacity is at an all-time high."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-7 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Special Charges, Including Business Realignment Costs, have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2023 relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2023 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2022 are included in pages A-2 to A-7.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$467,401	$488,224	(4%)	$1,304,519	$1,689,033	(23%)
Underwriting Fees	30,814	28,697	7%	91,897	78,519	17%
Commissions and Related Revenue	48,697	49,200	(1%)	146,810	152,583	(4%)
Investment Management:
Asset Management and Administration Fees	17,304	15,641	11%	49,837	48,724	2%
Other Revenue, net	6,004	(4,825)	NM	48,719	(38,151)	NM
Net Revenues	$570,220	$576,937	(1%)	$1,641,782	$1,930,708	(15%)

	Three Months Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	225	229	(2%)	484	494	(2%)
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	86	99	(13%)	241	285	(15%)

Total Number of Underwriting Transactions(1)	11	11	—%	40	34	18%
Total Number of Underwriting Transactions as a Bookrunner(1)	10	11	(9%)	36	29	24%

1. Includes Equity and Debt Underwriting Transactions.

	As of September 30,
	2023	2022	% Change
Assets Under Management ($ mm)(1)	$11,273	$9,986	13%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Third quarter Advisory Fees decreased $20.8 million, or 4%, year-over-year, and year-to-date Advisory Fees decreased $384.5 million, or 23%, year-over-year, reflecting a decrease in the number of advisory fees earned and a decline in revenue earned from large transactions during 2023.

Underwriting Fees – Third quarter Underwriting Fees increased $2.1 million, or 7%, year-over-year. Year-to-date Underwriting Fees increased $13.4 million, or 17%, year-over-year, reflecting an increase in the number of transactions we participated in due to the increase in equity issuance activity.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue decreased $0.5 million, or 1%, year-over-year, and year-to-date Commissions and Related Revenue decreased $5.8 million, or 4%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees increased $1.7 million, or 11%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation. Year-to-date Asset

Management and Administration Fees increased $1.1 million, or 2%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation.

Other Revenue – Third quarter Other Revenue, net, increased $10.8 million year-over-year, primarily reflecting higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. Year-to-date Other Revenue, net, increased $86.9 million year-over-year, primarily reflecting a shift from losses of $39.0 million in 2022 to gains of $17.4 million in 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$391,730	$355,794	10%	$1,096,976	$1,174,500	(7%)
Compensation Ratio	68.7%	61.7%		66.8%	60.8%
Non-Compensation Costs	$101,664	$90,744	12%	$300,439	$269,731	11%
Non-Compensation Ratio	17.8%	15.7%		18.3%	14.0%
Special Charges, Including Business Realignment Costs	$—	$—	NM	$2,921	$532	449%

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits increased $35.9 million, or 10%, year-over-year, reflecting a compensation ratio of 68.7% for the third quarter of 2023 versus 61.7% for the prior year period. The Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, as well as higher amortization of prior period deferred compensation awards and higher base salaries. Year-to-date Employee Compensation and Benefits decreased $77.5 million, or 7%, year-over-year, reflecting a year-to-date compensation ratio of 66.8% versus 60.8% for the prior year period. The Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $10.9 million, or 12%, year-over-year, primarily related to the reversal of expense in the third quarter of 2022 associated with the decline in fair value of contingent consideration owed to former equity interest holders in our RECA business. The increase was also attributed to an increase in communications and information services, primarily reflecting higher research expenses and license fees in the third quarter of 2023. The third quarter Non-Compensation ratio of 17.8% increased from 15.7% for the prior year period. Year-to-date Non-Compensation Costs increased $30.7 million, or 11%, year-over-year, primarily related to increases in travel and related expenses, as well as communications and information services, primarily reflecting higher license fees and research expenses in 2023. The increase was also attributed to the reversal of expense in 2022 associated with the decline in fair value of contingent consideration owed to former equity interest holders in our RECA business. The year-to-date Non-Compensation ratio of 18.3%

increased from 14.0% for the prior year period. The Non-Compensation Ratio was also impacted by lower net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Year-to-date 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Year-to-date 2022 Special Charges, Including Business Realignment Costs, relate to charges associated with the prepayment of the Company's $67 million aggregate principal amount of its 5.23% Series B senior notes, originally due March 30, 2023 (the "Series B Notes"), during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The third quarter effective tax rate was 25.1% versus 30.8% for the prior year period. The year-to-date effective tax rate was 21.5% versus 23.2% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date provision for income taxes for 2023 reflects an additional tax benefit of $14.1 million versus $19.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-7 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$467,581	$488,675	(4%)	$1,304,913	$1,690,022	(23%)
Underwriting Fees	30,814	28,697	7%	91,897	78,519	17%
Commissions and Related Revenue	48,697	49,200	(1%)	146,810	152,583	(4%)
Investment Management:
Asset Management and Administration Fees(2)	18,788	17,217	9%	54,117	54,548	(1%)
Other Revenue, net	10,188	(637)	NM	61,255	(26,749)	NM
Net Revenues	$576,068	$583,152	(1%)	$1,658,992	$1,948,923	(15%)

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.2 million and $0.4 million for the three and nine months ended September 30, 2023, respectively, and $0.5 million and $1.0 million for the three and nine months ended September 30, 2022, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.5 million and $4.3 million for the three and nine months ended September 30, 2023, respectively, and $1.6 million and $5.8 million for the three and nine months ended September 30, 2022, respectively.

See page 4 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees decreased $21.1 million, or 4%, year-over-year, and year-to-date adjusted Advisory Fees decreased $385.1 million, or 23%, year-over-year, reflecting a decrease in the number of advisory fees earned and a decline in revenue earned from large transactions during 2023.

Underwriting Fees – Third quarter Underwriting Fees increased $2.1 million, or 7%, year-over-year. Year-to-date Underwriting Fees increased $13.4 million, or 17%, year-over-year, reflecting an increase in the number of transactions we participated in due to the increase in equity issuance activity.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue decreased $0.5 million, or 1%, year-over-year, and year-to-date Commissions and Related Revenue decreased $5.8 million, or 4%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees increased $1.6 million, or 9%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation. Year-to-date adjusted Asset Management and Administration Fees decreased $0.4 million, or 1%, year-over-year, driven by a 27% decrease in equity in earnings of affiliates, primarily driven by lower income earned by Atalanta Sosnoff in 2023. The decrease was partially offset by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation.

Other Revenue – Third quarter adjusted Other Revenue, net, increased $10.8 million year-over-year, primarily reflecting higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. Year-to-date adjusted Other Revenue, net, increased $88.0 million year-over-year, primarily reflecting a shift from losses of $39.0 million in 2022 to gains of $17.4 million in 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$391,730	$355,794	10%	$1,096,976	$1,174,500	(7%)
Compensation Ratio	68.0%	61.0%		66.1%	60.3%
Non-Compensation Costs	$101,664	$90,744	12%	$300,439	$269,731	11%
Non-Compensation Ratio	17.6%	15.6%		18.1%	13.8%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits increased $35.9 million, or 10%, year-over-year, reflecting an adjusted compensation ratio of 68.0% for the third quarter of 2023 versus 61.0% for the prior year period. The adjusted Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, as well as higher amortization of prior period deferred compensation awards and higher base salaries. Year-to-date adjusted Employee Compensation and Benefits decreased $77.5 million, or 7%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 66.1% versus 60.3% for the prior year period. The adjusted Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $10.9 million, or 12%, year-over-year, primarily related to the reversal of expense in the third quarter of 2022 associated with the decline in fair value of contingent consideration owed to former equity interest holders in our RECA business. The increase was also attributed to an increase in communications and information services, primarily reflecting higher research expenses and license fees in the third quarter of 2023. The third quarter adjusted Non-Compensation ratio of 17.6% increased from 15.6% for the prior year period. Year-to-date adjusted Non-Compensation Costs increased $30.7 million, or 11%, year-over-year, primarily related to increases in travel and related expenses, as well as communications and information services, primarily reflecting higher license fees and research expenses in 2023. The increase was also attributed to the reversal of expense in 2022 associated with the decline in fair value of contingent consideration owed to former equity interest holders in our RECA business. The year-to-date adjusted Non-Compensation ratio of 18.1% increased from 13.8% for the prior year period. The Non-Compensation Ratio was also impacted by lower net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 27.6% versus 27.4% for the prior year period. The year-to-date adjusted effective tax rate was 22.5% versus 22.8% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted provision for income taxes for 2023 reflects an additional tax benefit of $15.0 million versus $20.2 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2023, cash and cash equivalents were $492.6 million, investment securities and certificates of deposit were $1.1 billion and current assets exceeded current liabilities by $1.6 billion. Amounts due related to the Notes Payable were $372.4 million at September 30, 2023.

Headcount

As of September 30, 2023 and 2022, the Company employed approximately 2,230 and 2,160 people, respectively, worldwide.

As of September 30, 2023 and 2022, the Company employed 175(1) and 169(2) total Senior Managing Directors, respectively, in its Investment Banking & Equities segment, of which 137(1) and 130(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2023, adjusted to include two additional Advisory Senior Managing Directors committed to join and to exclude for known departures of three Advisory Senior Managing Directors.
(2) Senior Managing Director headcount as of September 30, 2022, adjusted to include one additional Advisory Senior Managing Director that joined in the fourth quarter of 2022.

Deferred Compensation

Year-to-date, the Company granted to certain employees 2.5 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2022 bonus awards) with a grant date fair value of $332.5 million.

In addition, year-to-date, the Company granted $163 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2022 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $104.8 million and $335.5 million for the three and nine months ended September 30, 2023, respectively, and $94.1 million and $281.6 million for the three and nine months ended September 30, 2022, respectively.

As of September 30, 2023, the Company had 5.8 million unvested RSUs with an aggregate grant date fair value of $725.2 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2023, the Company expects to pay an aggregate of $350.2 million related to our deferred cash compensation program at various dates through 2027, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On October 24, 2023, the Board of Directors of Evercore declared a quarterly dividend of $0.76 per share to be paid on December 8, 2023 to common stockholders of record on November 24, 2023.

During the third quarter, the Company repurchased 17 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $135.28, and 0.3 million shares at an average price per share of $137.79 in open market transactions pursuant to the Company's share repurchase program. The aggregate 0.3 million shares were acquired at an average price per share of $137.65. Year-to-date, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $131.34, and 2.0 million shares at an average price per share of $127.85 in open market transactions pursuant to the Company's share repurchase program. The aggregate 3.0 million shares were acquired at an average price per share of $128.97.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 25, 2023, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 343-4136 (toll-free domestic) or (203) 518-9814 (international); passcode: EVRQ323. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues
Investment Banking & Equities:
Advisory Fees	$467,401	$488,224	$1,304,519	$1,689,033
Underwriting Fees	30,814	28,697	91,897	78,519
Commissions and Related Revenue	48,697	49,200	146,810	152,583
Asset Management and Administration Fees	17,304	15,641	49,837	48,724
Other Revenue, Including Interest and Investments	10,188	(637)	61,255	(25,455)
Total Revenues	574,404	581,125	1,654,318	1,943,404
Interest Expense(1)	4,184	4,188	12,536	12,696
Net Revenues	570,220	576,937	1,641,782	1,930,708

Expenses
Employee Compensation and Benefits	391,730	355,794	1,096,976	1,174,500
Occupancy and Equipment Rental	22,094	19,680	63,994	58,465
Professional Fees	28,390	29,294	79,992	81,207
Travel and Related Expenses	13,465	12,862	46,090	35,474
Communications and Information Services	18,435	15,333	52,006	45,745
Depreciation and Amortization	5,848	7,065	18,373	20,772
Execution, Clearing and Custody Fees	3,115	2,378	8,845	7,806
Special Charges, Including Business Realignment Costs	—	—	2,921	532
Other Operating Expenses	10,317	4,132	31,139	20,262
Total Expenses	493,394	446,538	1,400,336	1,444,763

Income Before Income from Equity Method Investments and Income Taxes	76,826	130,399	241,446	485,945
Income from Equity Method Investments	1,664	2,027	4,674	6,813
Income Before Income Taxes	78,490	132,426	246,120	492,758
Provision for Income Taxes	19,717	40,790	52,945	114,134
Net Income	58,773	91,636	193,175	378,624
Net Income Attributable to Noncontrolling Interest	6,625	9,198	20,444	42,543
Net Income Attributable to Evercore Inc.	$52,148	$82,438	$172,731	$336,081

Net Income Attributable to Evercore Inc. Common Shareholders	$52,148	$82,438	$172,731	$336,081

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	37,823	39,114	38,179	39,375
Diluted	40,000	40,527	39,907	41,104

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.38	$2.11	$4.52	$8.54
Diluted	$1.30	$2.03	$4.33	$8.18

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Revenues - U.S. GAAP	$570,220	$576,937	$1,641,782	$1,930,708
Income from Equity Method Investments (1)	1,664	2,027	4,674	6,813
Interest Expense on Debt (2)	4,184	4,188	12,536	12,696
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Net Revenues - Adjusted	$576,068	$583,152	$1,658,992	$1,948,923

Other Revenue, net - U.S. GAAP	$6,004	$(4,825)	$48,719	$(38,151)
Interest Expense on Debt (2)	4,184	4,188	12,536	12,696
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Other Revenue, net - Adjusted	$10,188	$(637)	$61,255	$(26,749)

Operating Income - U.S. GAAP	$76,826	$130,399	$241,446	$485,945
Income from Equity Method Investments (1)	1,664	2,027	4,674	6,813
Pre-Tax Income - U.S. GAAP	78,490	132,426	246,120	492,758
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	—	—	2,921	532
Pre-Tax Income - Adjusted	78,490	132,426	249,041	491,996
Interest Expense on Debt (2)	4,184	4,188	12,536	12,696
Operating Income - Adjusted	$82,674	$136,614	$261,577	$504,692

Provision for Income Taxes - U.S. GAAP	$19,717	$40,790	$52,945	$114,134
Income Taxes (5)	1,915	(4,545)	3,115	(1,805)
Provision for Income Taxes - Adjusted	$21,632	$36,245	$56,060	$112,329

Net Income Attributable to Evercore Inc. - U.S. GAAP	$52,148	$82,438	$172,731	$336,081
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	—	—	2,921	532
Income Taxes (5)	(1,915)	4,545	(3,115)	1,805
Noncontrolling Interest (6)	5,254	8,199	16,563	39,195
Net Income Attributable to Evercore Inc. - Adjusted	$55,487	$95,182	$189,100	$376,319

Diluted Shares Outstanding - U.S. GAAP	40,000	40,527	39,907	41,104
LP Units (7)	2,790	2,650	2,787	3,078
Unvested Restricted Stock Units - Event Based (7)	12	12	12	12
Diluted Shares Outstanding - Adjusted	42,802	43,189	42,706	44,194

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.30	$2.03	$4.33	$8.18
Diluted Earnings Per Share - Adjusted	$1.30	$2.20	$4.43	$8.52

Operating Margin - U.S. GAAP	13.5%	22.6%	14.7%	25.2%
Operating Margin - Adjusted	14.4%	23.4%	15.8%	25.9%

Effective Tax Rate - U.S. GAAP	25.1%	30.8%	21.5%	23.2%
Effective Tax Rate - Adjusted	27.6%	27.4%	22.5%	22.8%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$467,401	$180	(1)	$467,581	$1,304,519	$394	(1)	$1,304,913
Underwriting Fees	30,814	—		30,814	91,897	—		91,897
Commissions and Related Revenue	48,697	—		48,697	146,810	—		146,810
Other Revenue, net	5,729	4,184	(2)	9,913	46,472	12,536	(2)	59,008
Net Revenues	552,641	4,364		557,005	1,589,698	12,930		1,602,628

Expenses:
Employee Compensation and Benefits	381,117	—		381,117	1,066,686	—		1,066,686
Non-Compensation Costs	98,312	—		98,312	290,167	—		290,167
Special Charges, Including Business Realignment Costs	—	—		—	2,921	(2,921)	(4)	—
Total Expenses	479,429	—		479,429	1,359,774	(2,921)		1,356,853

Operating Income (a)	$73,212	$4,364		$77,576	$229,924	$15,851		$245,775

Compensation Ratio (b)	69.0%			68.4%	67.1%			66.6%
Operating Margin (b)	13.2%			13.9%	14.5%			15.3%

	Investment Management Segment
	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,304	$1,484	(1)	$18,788	$49,837	$4,280	(1)	$54,117
Other Revenue, net	275	—		275	2,247	—		2,247
Net Revenues	17,579	1,484		19,063	52,084	4,280		56,364

Expenses:
Employee Compensation and Benefits	10,613	—		10,613	30,290	—		30,290
Non-Compensation Costs	3,352	—		3,352	10,272	—		10,272
Total Expenses	13,965	—		13,965	40,562	—		40,562

Operating Income (a)	$3,614	$1,484		$5,098	$11,522	$4,280		$15,802

Compensation Ratio (b)	60.4%			55.7%	58.2%			53.7%
Operating Margin (b)	20.6%			26.7%	22.1%			28.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$488,224	$451	(1)	$488,675	$1,689,033	$989	(1)	$1,690,022
Underwriting Fees	28,697	—		28,697	78,519	—		78,519
Commissions and Related Revenue	49,200	—		49,200	152,583	—		152,583
Other Revenue, net	(5,603)	4,188	(2)	(1,415)	(40,066)	12,696	(2)	(27,370)
Net Revenues	560,518	4,639		565,157	1,880,069	13,685		1,893,754

Expenses:
Employee Compensation and Benefits	346,280	—		346,280	1,145,006	—		1,145,006
Non-Compensation Costs	87,319	—		87,319	259,705	—		259,705
Special Charges, Including Business Realignment Costs	—	—		—	532	(532)	(4)	—
Total Expenses	433,599	—		433,599	1,405,243	(532)		1,404,711

Operating Income (a)	$126,919	$4,639		$131,558	$474,826	$14,217		$489,043

Compensation Ratio (b)	61.8%			61.3%	60.9%			60.5%
Operating Margin (b)	22.6%			23.3%	25.3%			25.8%

	Investment Management Segment
	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,641	$1,576	(1)	$17,217	$48,724	$5,824	(1)	$54,548
Other Revenue, net	778	—		778	1,915	(1,294)	(3)	621
Net Revenues	16,419	1,576		17,995	50,639	4,530		55,169

Expenses:
Employee Compensation and Benefits	9,514	—		9,514	29,494	—		29,494
Non-Compensation Costs	3,425	—		3,425	10,026	—		10,026
Total Expenses	12,939	—		12,939	39,520	—		39,520

Operating Income (a)	$3,480	$1,576		$5,056	$11,119	$4,530		$15,649

Compensation Ratio (b)	57.9%			52.9%	58.2%			53.5%
Operating Margin (b)	21.2%			28.1%	22.0%			28.4%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$467,401	$488,224	$1,304,519	$1,689,033
Underwriting Fees	30,814	28,697	91,897	78,519
Commissions and Related Revenue	48,697	49,200	146,810	152,583
Other Revenue, net	5,729	(5,603)	46,472	(40,066)
Net Revenues	552,641	560,518	1,589,698	1,880,069

Expenses:
Employee Compensation and Benefits	381,117	346,280	1,066,686	1,145,006
Non-Compensation Costs	98,312	87,319	290,167	259,705
Special Charges, Including Business Realignment Costs	—	—	2,921	532
Total Expenses	479,429	433,599	1,359,774	1,405,243

Operating Income (a)	$73,212	$126,919	$229,924	$474,826

Investment Management
Net Revenues:
Asset Management and Administration Fees	$17,304	$15,641	$49,837	$48,724
Other Revenue, net	275	778	2,247	1,915
Net Revenues	17,579	16,419	52,084	50,639

Expenses:
Employee Compensation and Benefits	10,613	9,514	30,290	29,494
Non-Compensation Costs	3,352	3,425	10,272	10,026
Total Expenses	13,965	12,939	40,562	39,520

Operating Income (a)	$3,614	$3,480	$11,522	$11,119

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$467,401	$488,224	$1,304,519	$1,689,033
Underwriting Fees	30,814	28,697	91,897	78,519
Commissions and Related Revenue	48,697	49,200	146,810	152,583
Asset Management and Administration Fees	17,304	15,641	49,837	48,724
Other Revenue, net	6,004	(4,825)	48,719	(38,151)
Net Revenues	570,220	576,937	1,641,782	1,930,708

Expenses:
Employee Compensation and Benefits	391,730	355,794	1,096,976	1,174,500
Non-Compensation Costs	101,664	90,744	300,439	269,731
Special Charges, Including Business Realignment Costs	—	—	2,921	532
Total Expenses	493,394	446,538	1,400,336	1,444,763

Operating Income (a)	$76,826	$130,399	$241,446	$485,945

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.
(5)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(6)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(7)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.